As filed with the Securities and Exchange Commission on March 16, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Quantum-Si Incorporated
(Exact name of registrant as specified in its charter)

Delaware	85-1388175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut 06437 (Address of Principal Executive Offices)	06437 (Zip Code)

2021 Equity Incentive Plan
(Full title of the plan)

Jeffrey Hawkins
Chief Executive Officer
Quantum-Si Incorporated
530 Old Whitfield Street
Guilford, Connecticut 06437
(Name and address of agent for service)

(866) 688‑7374
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 5,597,770 additional shares of Class A common stock, par value $0.0001 per share, of Quantum-Si Incorporated (the “Registrant”) reserved under the Quantum-Si Incorporated 2021 Equity Incentive Plan (the “2021 Plan”), representing an increase of 5,597,770 shares reserved under the 2021 Plan effective January 1, 2023 by operation of the 2021 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-259271) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on September 2, 2021 (File No. 333-259271) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant.		8-K (Exhibit 3.1)	6/15/2021	001-39486

4.2	Amended and Restated Bylaws of the Registrant.		10-K (Exhibit 3.2)	2/28/2022	001-39486

4.3	Specimen Class A Common Stock Certificate.		S-4/A (Exhibit 4.1)	5/11/2021	333-253691

4.4	Warrant Agreement, dated as of September 3, 2020, by and between Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and Continental Stock Transfer & Trust Company.		8-K (Exhibit 4.1)	9/9/2020	001-39486

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).	X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	X

24.1	Power of Attorney (included on the signature page hereof).	X

99.1+	Quantum-Si Incorporated 2021 Equity Incentive Plan.		8-K (Exhibit 10.13.1)	6/15/2021	001-39486

99.2+	Form of Stock Option Agreement under 2021 Equity Incentive Plan.		8-K (Exhibit 10.13.2)	6/15/2021	001-39486

99.3+	Form of Restricted Stock Unit Agreement under 2021 Equity Incentive Plan.		S-8 (Exhibit 99.3)	9/2/2021	333-259271

107	Filing Fee Table	X
+ Denotes management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guilford, State of Connecticut, on March 16, 2023.

QUANTUM-SI INCORPORATED

By:	/s/ Jeffrey Hawkins
Jeffrey Hawkins
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Jeffrey Hawkins and Claudia Drayton, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffrey Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2023
Jeffrey Hawkins

/s/ Claudia Drayton	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2023
Claudia Drayton

/s/ Jonathan M. Rothberg, Ph.D.	Chairman	March 16, 2023
Jonathan M. Rothberg, Ph.D.

/s/ Vikram Bajaj, Ph.D.	Director	March 16, 2023
Vikram Bajaj, Ph.D.

/s/ Marijn Dekkers, Ph.D.	Director	March 16, 2023
Marijn Dekkers, Ph.D.

/s/ Ruth Fattori	Director	March 16, 2023
Ruth Fattori

/s/ Brigid A. Makes	Director	March 16, 2023
Brigid A. Makes

/s/ Michael Mina, M.D., Ph.D.	Director	March 16, 2023
Michael Mina, M.D., Ph.D.

/s/ Kevin Rakin	Director	March 16, 2023
Kevin Rakin